Exhibit 10.22

Memorandum on Consulting Services for SUWN in Fiscal 2011
(Translation from Chinese to English)

Party A: Sunwin International Neutraceuticals, Inc.
Party B: China Direct Investments, Inc.

After friendly consultations between both parties, Party A hereby agrees to engage Party B to provide consulting services in fiscal 2011 pursuant to the terms and conditions defined as follows on the scope of the services and expenses payment.
I.	This memo shall be executed during Party A’s fiscal 2011, from May 1, 2010 to April 30, 2011.
II.	Scope of consulting services provided by Party B:
1. Coordinate the preparation and filing of all required corporate documents and public disclosures concerning stock reverse split, change of the Company name and AMEX listing application;
2. Assist Party A in hiring independent directors and forming director committees in compliance with the requirements of the Securities and Exchange Commission;
3. Coordinate to raise $10-15 million for Party A after the Company is listed at AMEX;

4.     Coordinate the corporate matters on behalf of Party A including press release, investor relations, auditing, legal consultation, stock issuance, monitoring the brokerage accounts and stock trading by SUWN’s  related parties, English/Chinese translation of documents, corporation registration update with the State, tax return, file management, etc.

5. Coordinate the preparation and filing of all required public disclosures including but not limited to three 10Qs, annual report 10K,and 8-k;
6. Provide assistance in financial management and the improvement of internal controls;
7. Based on demands, assist Sunwin management in communicating with Sunwin USA and Wild Flavors and help to facilitate the sales growth of steviosides;
8. Coordinate the disposition of vet medicine segment from SUWN per the instruction of Party A.
III.	Expenses Payment:
When cash expenses occur with third party vendors or professionals for the corporate matters of Party A (including but not limited to article II 1-8 of this memo), Party A shall directly pay to the service providers. From experience, the annual budget of cash expenses is about $280,000.
IV.	This memo shall take affect upon signatures and stamps of both parties. Parties shall consult for the issues that were not unaddressed in this memo.

Party A: Sunwin International Neutraceuticals, Inc.
Authorized Representative Signature: /s/ Dongdong Lin

Date:3/31/2010

Party B: China Direct Investments, Inc.
Authorized Representative Signature: /s/James Wang

Date:3/31/2010